Exhibit 99.4

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
)
Citibank, National Association	)	AMENDS AA-EC-2020-64
Sioux Falls, South Dakota	)
)

AMENDMENT TO THE OCTOBER 7, 2020 CONSENT ORDER

The Comptroller of the Currency (“Comptroller”) and Citibank, National Association, Sioux Falls, South Dakota (“Bank”) hereby agree to the following amendments to the Consent Order, AA-EC-2020-64, dated October 7, 2020 (“2020 Consent Order”). This Amendment to the October 7, 2020 Consent Order (“Amendment”) supplements but does not replace the 2020 Consent Order, which remains in full force and effect. Specifically, this Amendment supplements the 2020 Consent Order by adding a new Article XVII, which shall be incorporated into the 2020 Consent Order as if fully set forth therein. Articles I through XVI of the 2020 Consent Order shall remain in full force and effect without modification.

WHEREAS, the Office of the Comptroller of the Currency (“OCC”) has supervisory authority over the Bank;

WHEREAS, the OCC issued the 2020 Consent Order for deficiencies in the Bank’s data governance, risk management, and internal controls that constitute unsafe or unsound practices and that contributed to violations of law or regulation;

WHEREAS, the OCC is issuing this Amendment, and the processes established hereunder are intended, to ensure the Bank prioritizes the remediation of its unsafe or unsound practices, including through the allocation of sufficient resources toward achieving timely and sustainable compliance with the 2020 Consent Order;

WHEREAS, the Bank is in compliance with all regulatory capital and liquidity ratio requirements;

WHEREAS, in the interest of cooperation and to avoid additional costs associated with administrative and judicial proceedings with respect to the above matter, the Bank, by and through its duly elected and acting Board of Directors (“Board”), consents to the issuance of this Amendment, by the OCC through the duly authorized representative of the Comptroller; and

NOW, THEREFORE, pursuant to the authority vested in the OCC by Section 8(b) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818(b), the OCC hereby orders that:

ARTICLE I

JURISDICTION

(1)The Bank is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c)(2).

(2)The Bank is a national banking association within the meaning of 12 U.S.C. § 1813(q)(1)(A), and is chartered and examined by the OCC. See 12 U.S.C. § 1 et seq.

(3)The OCC is the “appropriate Federal banking agency” as that term is defined in 12 U.S.C. § 1813(q) and is therefore authorized to initiate and maintain this cease and desist action against the Bank pursuant to 12 U.S.C. § 1818(b).

ARTICLE II

COMPTROLLER’S FINDINGS

The Comptroller finds, and the Bank neither admits nor denies, the following:

(1)Article II (Comptroller’s Findings) of the 2020 Consent Order states that for several years, the Bank failed to implement and maintain an enterprise-wide risk management and compliance risk management program, internal controls, or a data governance program commensurate with the Bank’s size, complexity, and risk profile. Such deficiencies constituted unsafe or unsound practices and contributed to violations of law or regulation.

(2)The Bank has taken and continues to take steps to comply with its obligations under the 2020 Consent Order.

(3)The Bank has nevertheless failed to make sufficient and sustainable progress towards achieving compliance with the 2020 Consent Order.

(4)The Bank has failed to comply with certain requirements of Articles III and IV of the 2020 Consent Order.

(5)The Bank’s continuing noncompliance with and violation of the 2020 Consent Order constitute unsafe or unsound practices.

ARTICLE III

2020 CONSENT ORDER AMENDMENTS

The following Article is added as Article XVII in the 2020 Consent Order as if fully set forth therein, and the responsibilities of the Board in Article XIII of the 2020 Consent Order shall apply with respect to Article XVII. Articles I through XVI of the 2020 Consent Order shall remain in full force and effect without modification.

ARTICLE XVII

PRIORITIZATION OF EXPENDITURE ON REMEDIATION

(1)Within thirty (30) days of the effective date of the Amendment to the October 7, 2020 Order, the Bank shall submit to the Examiner-in-Charge, for prior written determination of no supervisory objection by the Examiner-in-Charge, a Board-approved plan detailing a process to determine, prior to the declaration of any dividend by the Bank or approval of any capital distribution by the Bank, whether sufficient resources are being appropriately allocated towards achieving timely and sustainable compliance with this Order, including any requirements of the Order on which the Bank is not making sufficient and sustainable progress (“Resource Review Plan”).

(2)Until such time as the Bank receives prior written determination of no supervisory objection to the Resource Review Plan, and subject to Paragraph (3) hereof, at least thirty (30) days prior to the earlier of any declaration of a dividend by the Bank or approval by the Board of any capital distribution by the Bank, the Bank shall submit to the Examiner-in-Charge for a prior written determination of no supervisory objection a proposal for the Bank to declare and pay dividends or make capital distributions, detailing the amounts that are consistent with the obligations discussed in Paragraph (3) of this Article, and shall not declare and pay such dividend or make such capital distribution until the Bank receives prior written determination of no supervisory objection from the Examiner-in-Charge.

(3)This Article XVII and the Resource Review Plan do not prevent the Bank from paying sufficient dividends or otherwise making sufficient capital distributions such that its ultimate parent company can meet its debt service obligations, pay dividends on preferred stock, and satisfy other non-discretionary obligations as defined in the Resource Review Plan.

(4)Any proposed changes or material deviation from the Resource Review Plan by the Bank shall be submitted in writing to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Examiner-in-Charge, and upon receipt of prior written determination of no supervisory objection from the Examiner-in-Charge, the Bank shall incorporate the required changes into the Resource Review Plan. In the event the Examiner-in- Charge requires changes to the Resource Review Plan, subject to Paragraph (3), the Bank shall revise the Resource Review Plan, provide the revised Resource Review Plan to the Board for approval, and submit the revised Resource Review Plan to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Examiner-in-Charge.

ARTICLE IV

WAIVERS

(1)The Bank, by executing and consenting to this Amendment, waives:

(a)	any and all rights to the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818;
(b)	any and all procedural rights available in connection with the issuance of this Amendment;
(c)	any and all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818 and 12 C.F.R. Part 19;
(d)	any and all claims of a right to a trial by jury;

(e)	any and all rights to seek any type of administrative or judicial review of this Amendment;
(f)

any and all claims for fees, costs, or expenses against the OCC, or any of its officers, employees, or agents related in any way to this enforcement matter or this Amendment, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28 U.S.C. § 2412;

(g)	any and all rights to assert these proceedings, the consent to and/or the issuance of this Amendment, as the basis for a claim of double jeopardy in any pending or future proceedings brought by the United States Department of Justice or any other governmental entity; and

(h)	any and all rights to challenge or contest the validity of this Amendment.

ARTICLE V

OTHER PROVISIONS

(1)As a result of this Amendment, the Bank is not:

(a)

precluded from being treated as an “eligible bank” for the purposes of 12 C.F.R. Part 5, unless the Bank fails to meet any of the requirements contained in subparagraphs (1) – (4) of 12 C.F.R. § 5.3, Definitions, Eligible bank or eligible savings association, or is otherwise informed in writing by the OCC;

(b)

subject to the restrictions in 12 C.F.R. § 5.51 requiring prior notice to the OCC of changes in directors and senior executive officers or the limitations on golden parachute payments set forth in 12 C.F.R. Part 359, unless the Bank is otherwise subject to such requirements pursuant to 12 C.F.R. § 5.51(c)(7)(i) and (iii); and

(c)

precluded from being treated as an “eligible bank” for the purposes of 12 C.F.R. Part 24, unless the Bank fails to meet any of the requirements contained in 12 C.F.R. § 24.2(e)(1)-(3) or is otherwise informed in writing by the OCC.

(2)This Amendment supersedes all prior OCC communications issued pursuant to 12 C.F.R. §§ 5.3, 5.51(c)(7)(ii), and 24.2(e)(4).

ARTICLE VI

CLOSING

(1)This Amendment is a settlement of the cease and desist proceedings against the Bank contemplated by the OCC, based on the Comptroller’s Findings set forth in Article II of this Amendment. The OCC releases and discharges the Bank from all potential liability for a cease and desist order that has been or might have been asserted by the OCC based on the findings in Article II of this Amendment, to the extent known to the OCC as of the effective date of this Amendment. Except as specifically provided for in AA-ENF-2024-51, the OCC expressly reserves its right to assess civil money penalties or take other enforcement actions if the OCC determines that the Bank has continued, or failed to correct, the practices described in Article II of this Amendment or Article II of the 2020 Consent Order following the effective date of this Amendment, or that the Bank otherwise is violating or has violated this Amendment or the 2020 Consent Order following the effective date of this Amendment.

(2)Nothing in this Amendment shall prevent the OCC from:

(a)

instituting enforcement actions other than a cease and desist order against the Bank based on the Comptroller’s Findings set forth in Article II of this Amendment or Article II of the 2020 Consent Order, except as specifically provided for in AA-ENF-2024-51;

(b)

instituting enforcement actions against the Bank based on any other findings, including if the OCC determines that, following the effective date of this Amendment, the Bank has continued, or failed to correct, the practices described in Article II of this Amendment or Article II of the 2020 Consent Order or that the Bank otherwise is violating or has violated this Amendment or the 2020 Consent Order following the effective date of this Amendment;

(c)

instituting enforcement actions against institution-affiliated parties (as defined by 12 U.S.C. § 1813(u)) based on the Comptroller’s Findings set forth in Article II of this Amendment, Article II of the 2020 Consent Order, or any other findings; or

(d)

utilizing the Comptroller’s Findings set forth in Article II of this Amendment or Article II of the 2020 Consent Order in future enforcement actions against the Bank or its institution-affiliated parties to establish a pattern or the continuation of a pattern.

(3)Nothing in this Amendment is a release, discharge, compromise, settlement, dismissal, or resolution of any actions, or in any way affects any actions that may be or have been brought by any other representative of the United States or an agency thereof, including, without limitation, the United States Department of Justice.

(4)This Amendment is:

(a)	a “cease-and-desist order issued upon consent” within the meaning of 12 U.S.C. § 1818(b);
(b)	a “cease-and-desist order which has become final” within the meaning of 12 U.S.C. § 1818(e);
(c)	an “order issued with the consent of the depository institution” within the meaning of 12 U.S.C. § 1818(h)(2);
(d)	an “effective and outstanding . . . order” within the meaning of 12 U.S.C. § 1818(i)(1); and

(e)	a “final order” within the meaning of 12 U.S.C. § 1818(i)(2) and (u).

(5)This Amendment is effective upon its issuance by the OCC, through the Comptroller’s duly authorized representative. Except as otherwise expressly provided herein, all references to “days” in this Amendment shall mean calendar days and the computation of any period of time imposed by this Amendment shall not include the date of the act or event that commences the period of time.

(6)The provisions of this Amendment shall remain effective except to the extent that, and until such time as, such provisions are amended, suspended, waived, or terminated in writing by the OCC, through the Comptroller’s duly authorized representative. If the Bank seeks an extension, amendment, suspension, waiver, or termination of any provision of this Amendment, the Board or a Board-designee shall submit a written request to the Deputy Comptroller asking for the desired relief. Any request submitted pursuant to this paragraph shall include a statement setting forth in detail the circumstances that warrant the desired relief or prevent the Bank from complying with the relevant provision(s) of this Amendment and shall be accompanied by relevant supporting documentation. The OCC’s decision concerning a request submitted pursuant to this paragraph, which will be communicated to the Board in writing, is final and not subject to further review.

(7)This Amendment is not a contract binding on the United States, the United States Treasury Department, the OCC, or any officer, employee, or agent of the OCC and neither the Bank nor the OCC intends this Amendment to be a contract.

(8)Each citation, issuance, or guidance referenced in this Amendment includes any subsequent citation, issuance, or guidance that replaces, supersedes, amends, or revises the referenced cited citation, issuance, or guidance.

(9)No separate promise or inducement of any kind has been made by the OCC, or by its officers, employees, or agents, to cause or induce the Bank to consent to the issuance of this Amendment.

(10)The terms of this Amendment, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements, or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his duly authorized representative, has hereunto set her signature on behalf of the Comptroller.

/s/ Gwen M. Froseth
Gwen M. Froseth
Acting Deputy Comptroller
Large Bank Supervision

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of Citibank, National Association have hereunto set their signatures on behalf of the Bank.

/s/ Ellen M. Costello	July 9, 2024
Ellen M. Costello	Date

/s/ Grace E. Dailey	July 9, 2024
Grace E. Dailey	Date

/s/ Barbara Desoer	July 9, 2024
Barbara Desoer	Date

/s/ Jane N. Fraser	July 9, 2024
Jane N. Fraser	Date

/s/ Sunil Garg	July 9, 2024
Sunil Garg	Date

/s/ Duncan P. Hennes	July 9, 2024
Duncan P. Hennes	Date

/s/ S. Leslie Ireland	July 9, 2024
S. Leslie Ireland	Date

/s/ Diana L. Taylor	July 9, 2024
Diana L. Taylor	Date

/s/ James S. Turley	July 9, 2024
James S. Turley	Date